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                           SIMPSON THACHER & BARTLETT
             A Partnership which includes Professional Corporations
                              425 Lexington Avenue
                            New York, New York 10017



                                                                October 23, 1996



BY EDGAR TRANSMISSION
- - - - - - - - - - -

Cognizant Corporation
200 Nyala Farms
Westport, CT  06880


Ladies & Gentlemen:

         We have acted as counsel to Cognizant Corporation, a Delaware corporation (the "Company") in connection with the Registration Statement on
Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to 34,260,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common stock"), of the Company pursuant to, or upon exercise of stock options or stock appreciation rights granted under, the Company's Key Employees' Stock Incentive Plan, Non-Employee Directors' Stock Incentive Plan, Non-Employee Directors' Deferred Compensation Plan, Replacement Plan for Certain Employees Holding I.M.S International, Inc. Stock Options, and Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity- Based Awards (the "Equity Plans") and the issuance of up to 5,000,000 options to purchase Common Stock pursuant to the Key Employees' Stock Incentive Plan. We understand that under the Company's Key Employees' Stock Incentive Plan the Company's Compensation Committee may require as a condition to the grant of stock options ("Purchase Options") a non-refundable payment by the employee of 10% of the exercise price.
         We have examined a copy of the Registration Statement (including the exhibits thereto) and the related Prospectuses. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives
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Cognizant Corporation                                           October 23, 1996




of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We hereby advise you that in our opinion:

           (1) the original issue shares of Common Stock issuable pursuant to the Equity Plans, when duly authorized and issued as contemplated by the Registration Statement, the related Prospectuses and the Equity Plans, will be validly issued, fully paid and non-assessable; and

           (2) the Purchase Options issuable pursuant to the Key Employees' Stock Incentive Plan, when duly authorized and issued as contemplated by the Registration Statement and the Prospectus relating to the Key Employees' Stock Incentive Plan and by the Key Employees' Stock Incentive Plan and when paid for in accordance with the terms established by the Compensation Committee, will be validly issued and will be binding obligations of the Company.

         Our opinion set forth in paragraph 2 above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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Cognizant Corporation                                           October 23, 1996




         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.
         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                              Very truly yours,

                                              /s/ Simpson Thacher & Bartlett
                                              --------------------------------
                                              SIMPSON THACHER & BARTLETT


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